Prospectus Supplement No. 3 (to prospectus dated August 7, 2020)	Filed Pursuant to Rule 424(b)(3) Registration No. 333-240278

DIGITAL MEDIA SOLUTIONS, INC.
75,295,024 Shares of Class A Common Stock
4,000,000 Warrants to Purchase Class A Common Stock

This prospectus supplement relates to the prospectus dated August 7, 2020, as supplemented thereafter (the “Prospectus”), related to (i) the issuance by Digital Media Solutions, Inc., a Delaware corporation (“DMS”), of up to 14,000,000 shares of its Class A common stock, par value $0.0001 per share (“Class A Common Stock”), upon exercise of warrants to purchase Class A Common Stock at an exercise price of $11.50 per share (“DMS Warrants”) and (ii) the offer and sale, from time to time, by the selling holders identified in the Prospectus, or their permitted transferees, of (A) up to 61,295,024 shares of Class A Common Stock and (B) up to 4,000,000 DMS Warrants.
This prospectus supplement is being filed to update and supplement the information contained in Prospectus with the information contained in DMS’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2020, which is attached to this prospectus supplement.
This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.
The Class A Common Stock and DMS Warrants are traded on the New York Stock Exchange under the symbols “DMS” and “DMS WS,” respectively.

Investing in our securities involves risks. See “Risk Factors” beginning on page 24 of the Prospectus and in any applicable prospectus supplement.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 4, 2020.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________________
FORM 8-K
__________________________________________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 28, 2020

__________________________________________________________________________
Digital Media Solutions, Inc.
(Exact name of Registrant as specified in its charter)
__________________________________________________________________________

Delaware	001-38393	98-1399727
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 140th Avenue N., Suite 101 Clearwater, Florida	33762
(Address of principal executive offices)	(Zip Code)

(877) 236-8632
(Registrant’s telephone number, including area code)
__________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	DMS	New York Stock Exchange
Redeemable warrants to acquire Class A common stock	DMS WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 28, 2020, the Board of Directors (the “Board”) and the Compensation Committee of the Board of Digital Media Solutions, Inc. (“DMS”) granted restricted share units (“RSU”) to each director and certain DMS employees including the principal executive officer (“PEO”), the principal financial officer (“PFO”) and other “named executive officers” (as such term is defined in Item 402 of Regulation S-K) (“NEOs”).
With respect to DMS employees, 33.3% of the RSUs shall vest on July 16, 2021; 33.3% of the RSUs shall vest on July 16, 2022; and 33.4% of the RSUs shall vest on July 16, 2023, provided that the participant remains in continuous employment with DMS through the applicable vesting date. With respect to the Board, the RSUs will vest on the date of DMS’ 2021 annual meeting of stockholders, provided that the participant remains in continuous service with DMS through the vesting date.
The Board also granted non-qualified stock options (the “Options”) to certain DMS employees including the PEO, PFO and other NEOs, at an exercise price equal to $7.31, which was the fair market value on the date of grant. The Options will vest as follows: 33.3% of the shares subject to the Options shall vest on July 16, 2021; 33.3% of the share subject to the Options shall vest on July 16, 2022; and 33.4% of the shares subject to the Options shall vest on July 16, 2023, provided that the participant remains in continuous employment with DMS through the applicable vesting date. Participants may exercise all or any vested portion of the Options at any time prior to the 10th anniversary of the grant date.
Both the RSUs and Options have been issued under the 2020 Omnibus Incentive Plan (the “Omnibus Plan”) and are subject to the terms and conditions of the Omnibus Plan.
The form of RSU award agreement for employees, the form of RSU award agreement for the Board, and the form of Option award agreement (collectively, the “Grant Agreements”), pursuant to which the respective RSUs and Options have been granted, are filed herewith as Exhibits 10.1, 10.2, and 10.3, respectively. The Omnibus Plan has been filed as Exhibit 10.9 to Amendment No. 1 to DMS’ Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 20, 2020. The Grant Agreements and the Omnibus Plan are hereby incorporated by reference into this Item 5.02.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description

10.1*	Form of Restricted Share Unit Award Agreement (Employee)
10.2*	Form of Restricted Share Unit Award Agreement (Director)
10.3*	Form of Non-Qualified Stock Option Award Agreement
10.4	2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Current Report on Form 8-K filed with the SEC on July 20, 2020).
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).
*    Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2020

Digital Media Solutions, Inc.

/s/ Randall Koubek
Name:	Randall Koubek
Title:	Chief Financial Officer

EXHIBIT 10.1
DIGITAL MEDIA SOLUTIONS, INC.
2020 OMNIBUS INCENTIVE PLAN
RESTRICTED SHARE UNIT AWARD AGREEMENT

This Restricted Share Unit Award Agreement (this “RSU Award Agreement”), dated as of October 28, 2020 (the “Date of Grant”), is made by and between Digital Media Solutions, Inc., a Delaware corporation (the “Company”), and [●] (the “Participant”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Digital Media Solutions, Inc. 2020 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”).
1.     Grant of Restricted Share Units. The Company hereby grants to the Participant [●] Restricted Share Units (the “RSUs”), subject to all of the terms and conditions of this RSU Award Agreement and the Plan.

2.     Vesting.
(a)    The RSUs shall become vested as follows: (i) 33.3% of the RSUs shall vest on July 16, 2021; (ii) 33.3% of the RSUs shall vest on July 16, 2022; and (iii) 33.4% of the RSUs shall vest on July 16, 2023 (each a “Vesting Date”); provided that the Participant remains in continuous employment with the Company or its Affiliates through the applicable Vesting Date.

(b)    Except as set forth in Sections 2(c) and 2(d) below, if the Participant’s employment is terminated for any reason, (i) this RSU Award Agreement shall terminate and all rights of the Participant with respect to RSUs that have not vested as of the date of termination shall immediately terminate, (ii) any such unvested RSUs shall be forfeited without payment of any consideration, and (iii) neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such unvested RSUs.

(c)    If the Participant’s employment is terminated by the Company without Cause, provided that the Participant has not been terminated based on inadequate performance as determined by the Company in its sole discretion, and provided further that the Participant executes and delivers to the Company (and does not revoke) a general release of claims in a form satisfactory to the Company within 60 days following such termination (or such shorter period as may be specified by the Company in accordance with applicable law): (i) a pro rata amount of the RSUs that are scheduled to vest on the next applicable Vesting Date equal to (x) the total number of RSUs that are scheduled to vest on the next applicable Vesting Date, multiplied by (y) a fraction, the numerator of which is the number of full calendar months the Participant has been employed following July 16, 2020 (or, as applicable, any later Vesting Date immediately preceding such termination of employment), and the denominator of which is 12, shall immediately vest and shall be settled as soon as practicable after the date of such termination of employment in accordance with Section 3 below, but in no event later than March 15 of the year following the year in which such date of termination occurs; (ii) this RSU Award Agreement shall terminate and all rights of the Participant with respect to the portion of the RSUs, if any, that have not vested as of the date of termination in accordance with this Section 2(c) shall immediately terminate; (iii) any such unvested RSUs shall be forfeited without payment of any consideration; and (iv) neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such unvested RSUs.

(d)    If the Participant’s employment is terminated due to the Participant’s death or Disability, and provided in each case that the Participant (or the Participant’s estate, if applicable) executes and delivers to the Company (and does not revoke) a general release of claims in a form satisfactory to the Company within 60 days following such termination (or such shorter period as may be specified by the Company in accordance with applicable law): (i) the portion of the RSUs that are scheduled to vest on the next applicable Vesting Date shall immediately vest and shall be settled as soon as practicable after the date of such termination of employment in accordance with Section 3 below, but in no event later than March 15 of the year following the year in which such date of termination occurs; (ii) this RSU Award Agreement shall terminate and all rights of the Participant with respect to the portion of the RSUs, if any, that have not vested as of the date of termination in accordance with this Section 2(d) shall immediately terminate; (iii) any such unvested RSUs shall be forfeited without payment of any consideration; and (iv) neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such unvested RSUs.

(e)    Notwithstanding anything set forth in this Section 2 if (i) a Change in Control occurs, (ii) the Participant’s employment is terminated by the Company without Cause on or after the effective date of the Change in Control but prior to 24 months following the Change in Control, and (iii) provided that the Participant executes and delivers to the Company (and does not revoke) a general release of claims in a form satisfactory to the Company within 60 days following such termination (or such shorter period as may be specified by the Company in accordance with applicable law), then all unvested RSUs shall immediately vest and shall be settled as soon as practicable after the date of such termination of employment in accordance with Section 3 below, but in no event later than March 15 of the year following the year in which such date of termination occurs.

3.    Settlement. Each RSU granted hereunder shall represent the right to receive one Share (the “Settlement”). The Settlement shall occur as soon as practicable after the applicable vesting date, but in no event later than March 15 of the year following the year in which such vesting date occurs.

4.    Voting and Other Rights. The Participant shall have no rights of a stockholder with respect to the RSUs (including the right to vote and the right to receive distributions or dividends) unless and until Shares are issued in respect thereof following the applicable vesting date. Notwithstanding the foregoing, if the Company declares a regular cash dividend to the holders of Shares during the period beginning on the Date of Grant and ending on the date the RSUs are settled, then the Participant shall be credited with dividend equivalents equal to the dividends the Participant would have received if the Participant had been the owner of a number of Shares equal to the number of RSUs credited to the Participant on such dividend payment date (the “Dividend Equivalent”). Any Dividend Equivalent shall be converted into additional RSUs based on the Fair Market Value of a Share on the dividend payment date. The Participant shall continue to be credited with Dividend Equivalents until the Settlement of the corresponding RSU or, if applicable, the forfeiture of the corresponding RSU. The Dividend Equivalents so credited shall be subject to the same terms and conditions as the corresponding RSU, and they shall vest (or, if applicable, be forfeited) and be settled in the same manner and at the same time as the corresponding RSU, as if they had been granted at the same time as such RSU.

5.    RSU Award Agreement Subject to Plan. This RSU Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Administrator in respect of the Plan, this RSU Award Agreement and the RSUs shall be final and conclusive.

6.    Restrictive Covenants.

(a)    Defined Terms. For purposes of this Section 6, the following terms shall have the respective meanings set forth below.

    (i)    “Competitive Business” means any business entity that provides or is preparing to provide technology and digital performance marketing solutions, including developing and providing proprietary technology solutions, proprietary media distribution or data-driven processes.
    (ii)    “Confidential Information” means any and all information relating to the business and affairs of the Company or its Affiliates, their products, processes and/or services and their customers, suppliers, creditors, shareholders, contractors, agents, employees and consultants, including, but not limited to, any and all information relating to products, research, development, inventions, manufacture, purchasing, accounting, finances, costs, profit margins, marketing, merchandising, selling, customer lists, customer requirements, pricing, pricing methods, computer programs and software, databases and data processing and any and all other such knowledge, information and materials conceived, designed, created, used or developed by or relating to the Company or its Affiliates; provided, however, that Confidential Information does not include any information that is in the public domain or come into the public domain not as a result of a breach by the Participant of any of the terms or provisions of this RSU Award Agreement.

(iii)    “Restricted Period” means the twelve (12) month period following the date on which the Participant’s employment with the Company or its Affiliates terminates for any reason.

(b)    Confidentiality. During the period of the Participant’s employment with the Company or its Affiliates and at any time thereafter, the Participant agrees not to, directly or indirectly, communicate, divulge, publish or disclose to any other person, firm, or entity or use for the Participant’s own benefit or purposes or for the benefit of any other person, firm or entity, any Confidential Information, except as required by law or court order or expressly authorized in advance in writing by the Company.

(c)    Permitted Disclosures. Pursuant to 18 U.S.C. § 1833(b), the Participant understands that the Participant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret of the Company or its Affiliates that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to the Participant’s attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law, or (B) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. The Participant understands that if the Participant files a lawsuit for retaliation by the Company or its Affiliates for reporting a suspected violation of law, the Participant may disclose the trade secret to the Participant’s attorney and use the trade secret information in the court proceeding if the Participant (Y) files any document containing the trade secret under seal, and (Z) does not disclose the trade secret, except pursuant to court order. Nothing in this RSU Award Agreement, or any other agreement with or policy of the Company or its Affiliates is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section; provided, further, that nothing in this RSU Award Agreement or any other agreement with or policy of the Company or its Affiliates shall prohibit or restrict the Participant from (i) responding to a valid subpoena, court order or similar legal process; provided, that, in the event of any such a required disclosure, the Participant must promptly notify the Company in writing of the information the Participant is required to disclose and to whom the Participant is requested to disclose such information so that the Company has a reasonable opportunity to challenge the subpoena, court order or similar legal process, or (ii) making any voluntary disclosure of information or documents concerning possible violations of law to any governmental agency or legislative body, or any self-regulatory organization, in each case, without advance notice to the Company. Nothing in this RSU Award Agreement or any other agreement with or policy of the Company or its Affiliates shall restrict the Participant from speaking freely with law enforcement, the Equal Employment Opportunity Commission, a state Division of Human Rights, a local commission on human rights, or an attorney retained by the Participant.

(d)    Non-Competition. During the period of the Participant’s employment with the Company or its Affiliates and the Restricted Period, the Participant shall not, directly or indirectly, manage, operate, control or participate in the management, operation or control of, or be employed by or provide services to any Competitive Business. Notwithstanding the foregoing, the Participant shall not be prohibited from engaging in any Competitive Business if (i) such Competitive Business also engages in lines of business that are separate, distinct and divisible from the business of the Company or its Affiliates, (ii) the Participant does not provide services, Confidential Information or strategy to any division of the Competitive Business engaged or preparing to engage in lines of business or services engaged by the Company or its Affiliates (including any natural person working for, or providing services to, any such division), and (iii) the Participant does not attend meetings where the business of the Company or its Affiliates is discussed or where the Participant could, even inadvertently, disclose Confidential Information of the Company or its Affiliates; provided, further, that the Participant’s ownership of not more than 1% of any Competitive Business shall not constitute a violation of this Section 6(d).

(e)    Employee Non-Solicitation. During the period of the Participant’s employment with the Company or its Affiliates and the Restricted Period, the Participant shall not, directly or indirectly, solicit, recruit, or hire, or in any manner assist in the hiring, solicitation or recruitment of any individual who, directly or indirectly, reported to the Participant at any time during the Participant’s employment with the Company. Notwithstanding the foregoing, the Participant shall not be prohibited from placing or being involved with placing general advertisements of employment or soliciting, recruiting or hiring any employee, independent contractor or consultant whose employment or engagement with the Company or its Affiliates was terminated by the Company or its Affiliates, as applicable, or who respond to employment websites or general advertisements for employment.

(f)    Customer Non-Solicitation. During the period of the Participant’s employment with the Company or its Affiliates and the Restricted Period, the Participant shall not, directly or indirectly, encourage or solicit any customer, supplier, licensee or other business relation or prospective customer, supplier, licensee or other business relation of the Company or its Affiliates, in each case, only to the extent that the Participant had contact with such customer, supplier, licensee or other business relation in connection with the Participant’s employment with the Company or its Affiliates, to cease doing business with or reduce the amount of business conducted with the Company or its Affiliates.

(g)    Acknowledgements. The Participant acknowledges and agrees that: (i) the Company faces intense competition in all of its lines of business; (ii) the Participant’s employment with the Company has required, and will continue to require, that the Participant receive, create, and gain access to, Confidential Information which is vitally important to the Company’s success; (iii) the Company’s Confidential Information is of substantial value and highly confidential, is not known to the general public, is the subject of reasonable efforts to maintain its secrecy, including professional and trade secrets, and is being provided and disclosed to the Participant solely for use in connection with and during the Participant’s employment with the Company; (iv) the Participant has participated in and developed, and will continue to participate in and develop, relationships with the Company’s customers in the course of the Participant’s employment; (v) it is important that the Company take steps to protect its Confidential Information and business relationships, even after the Participant’s employment with the Company concludes for any reason; (vi) the disclosure of the Company’s Confidential Information or interference with the Company’s relationships could do serious damage to the business, finances or reputation of the Company; and (vii) enforcement of the covenants set forth in this Section 6 of this RSU Award Agreement are reasonable and necessary to ensure the protection and continuity of the business and goodwill of the Company.

(h)    Forfeiture and Return of Award. In the event the Participant breaches any of the restrictive covenant obligations set forth in in this Section 6, the Participant shall immediately forfeit all outstanding RSUs. In addition, the Participant shall pay to the Company an amount equal to all payments previously received in connection with the RSUs, in addition to any other remedy to which the Company may be entitled as a result of such breach.

(i)    Injunctive Relief. In addition to any other remedies available to the Company at law or in equity, including damages, the Participant agrees that the Company will suffer irreparable injury if the Participant were to breach, or threaten to breach, any provision of this RSU Award Agreement (including, without limitation, the restrictive covenant obligations set forth in this Section 6) and that the Company shall by reason of such breach, or threatened breach, be entitled to injunctive relief in a court of competent jurisdiction, without the need to post any bond, and the Participant further consents and stipulates to the entry of such injunctive relief in such a court prohibiting the Participant from breaching the covenants set forth in this Section 6 of the RSU Award Agreement.

7.    No Rights to Continuation of Employment. Nothing in the Plan or this RSU Award Agreement shall confer upon the Participant any right to continue in the employ of the Company or its Affiliates or shall interfere with or restrict the right of the Company or its Affiliates to terminate the Participant’s employment at any time for any reason whatsoever, with or without Cause.

8.    Tax Withholding. The Company shall be entitled to require a cash payment by or on behalf of the Participant in respect of any sums required or permitted by federal, state or local tax law to be withheld with respect to the Settlement of any RSUs.

9.    Section 409A Compliance. The intent of the parties is that the payments and benefits under this RSU Award Agreement comply with Section 409A of the Code, to the extent subject thereto, and accordingly, to the maximum extent permitted, this RSU Award Agreement shall be interpreted to be in compliance therewith. Notwithstanding anything contained herein to the contrary, the Participant shall not be considered to have terminated employment with the Company for purposes of any payments under this RSU Award Agreement which are subject to Section 409A of the Code until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this RSU Award Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this RSU Award Agreement or any other arrangement between the Participant and the Company during the six-month period immediately following the Participant’s separation from service shall instead be paid on the first business day after the date that is six months following the Participant’s separation from service (or, if earlier, the Participant’s date of death). Notwithstanding the foregoing, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, if the 60 day period (or such shorter period as may be specified by the Company in accordance with applicable law) referenced in Section 2(c) and Section 2(d) hereof begins in one taxable year and ends in a second taxable year, the Settlement shall occur in the second taxable year. The Company makes no representation that any or all of the payments described in this RSU Award Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

10.    Governing Law. This RSU Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.

11.    RSU Award Agreement Binding on Successors. The terms of this RSU Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

12.    No Assignment. Notwithstanding anything to the contrary in this RSU Award Agreement, neither this RSU Award Agreement nor any rights granted herein shall be assignable by the Participant.

13.    Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this RSU Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

14.    Severability. Should any provision of this RSU Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this RSU Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original RSU Award Agreement. Moreover, if one or more of the provisions contained in this RSU Award Agreement (including the covenants set forth in Section 6) shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

15.    Entire Agreement. This RSU Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersede any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof, including any restrictive covenant agreements, and including any restrictive covenant obligations entered into in connection with any offer letters or employment agreements with the Company or its Affiliates, as applicable.

16.    Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

17.    Counterparts; Electronic Signature. This RSU Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Participant’s electronic signature of this RSU Award Agreement shall have the same validity and effect as a signature affixed by the Participant’s hand.

18.    Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

19.    Set-Off. The Participant hereby acknowledges and agrees, without limiting the rights of the Company or its Affiliates otherwise available at law or in equity, that, to the extent permitted by law, the number of Shares due to the Participant under this RSU Award Agreement may be reduced by, and set-off against, any or all amounts or other consideration payable by the Participant to the Company or its Affiliates under any other agreement or arrangement between the Participant and the Company or its Affiliates; provided that any such set-off does not result in a penalty under Section 409A of the Code.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this RSU Award Agreement as of the date set forth above.

DIGITAL MEDIA SOLUTIONS, INC.
By:

Print Name:

Title:

PARTICIPANT

Signature:

Print Name:

[Signature Page to RSU Award Agreement]

EXHIBIT 10.2
DIGITAL MEDIA SOLUTIONS, INC.
2020 OMNIBUS INCENTIVE PLAN
RESTRICTED SHARE UNIT AWARD AGREEMENT

This Restricted Share Unit Award Agreement (this “RSU Award Agreement”), dated as of October 28, 2020 (the “Date of Grant”), is made by and between Digital Media Solutions, Inc., a Delaware corporation (the “Company”), and [●] (the “Participant”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Digital Media Solutions, Inc. 2020 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”).
1.    Grant of Restricted Share Units. The Company hereby grants to the Participant [●] Restricted Share Units (the “RSUs”), subject to all of the terms and conditions of this RSU Award Agreement and the Plan.
2.    Vesting.
(a)    The RSUs shall become vested as of the date of the Company’s 2021 annual meeting of stockholders (the “Vesting Date”); provided that the Participant remains in continuous service with the Company or its Affiliates through the Vesting Date.

(b)    Except as set forth in Section 2(c) below, if the Participant’s service is terminated for any reason, (i) this RSU Award Agreement shall terminate and all rights of the Participant with respect to RSUs that have not vested as of the date of termination shall immediately terminate, (ii) any such unvested RSUs shall be forfeited without payment of any consideration, and (iii) neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such unvested RSUs.

(c)    If the Participant’s service is terminated due to the Participant’s death or Disability or following a Change in Control, then all RSUs shall immediately vest and shall be settled as soon as practicable after the date of such termination of service in accordance with Section 3 below.

3.    Settlement. Each RSU granted hereunder shall represent the right to receive one Share (the “Settlement”). The Settlement shall occur as soon as practicable after the applicable vesting date.

4.    Voting and Other Rights. The Participant shall have no rights of a stockholder with respect to the RSUs (including the right to vote and the right to receive distributions or dividends) unless and until Shares are issued in respect thereof following the applicable vesting date. Notwithstanding the foregoing, if the Company declares a regular cash dividend to the holders of Shares during the period beginning on the Date of Grant and ending on the date the RSUs are settled, then the Participant shall be credited with dividend equivalents equal to the dividends the Participant would have received if the Participant had been the owner of a number of Shares equal to the number of RSUs credited to the Participant on such dividend payment date (the “Dividend Equivalent”). Any Dividend Equivalent shall be converted into additional RSUs based on the Fair Market Value of a Share on the dividend payment date. The Participant shall continue to be credited with Dividend Equivalents until the Settlement of the corresponding RSU or, if applicable, the forfeiture of the corresponding RSU. The Dividend Equivalents so credited shall be subject to the same terms and conditions as the corresponding RSU, and they shall vest (or, if applicable, be forfeited) and be settled in the same manner and at the same time as the corresponding RSU, as if they had been granted at the same time as such RSU.

5.    RSU Award Agreement Subject to Plan. This RSU Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Administrator in respect of the Plan, this RSU Award Agreement and the RSUs shall be final and conclusive.

6.    No Rights to Continuation of Service. Nothing in the Plan or this RSU Award Agreement shall confer upon the Participant any right to continue in the service of the Company or its Affiliates.

7.    Section 409A Compliance. The intent of the parties is that the payments and benefits under this RSU Award Agreement comply with Section 409A of the Code, to the extent subject thereto, and accordingly, to the maximum extent permitted, this RSU Award Agreement shall be interpreted to be in compliance therewith. Notwithstanding anything contained herein to the contrary, the Participant shall not be considered to have terminated service with the Company for purposes of any payments under this RSU Award Agreement which are subject to Section 409A of the Code until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this RSU Award Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this RSU Award Agreement or any other arrangement between the Participant and the Company during the six-month period immediately following the Participant’s separation from service shall instead be paid on the first business day after the date that is six months following the Participant’s separation from service (or, if earlier, the Participant’s date of death). The Company makes no representation that any or all of the payments described in this RSU Award Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

8.    Governing Law. This RSU Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.

9.    RSU Award Agreement Binding on Successors. The terms of this RSU Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

10.    No Assignment. Notwithstanding anything to the contrary in this RSU Award Agreement, neither this RSU Award Agreement nor any rights granted herein shall be assignable by the Participant.

11.    Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this RSU Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

12.    Severability. Should any provision of this RSU Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this RSU Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original RSU Award Agreement. Moreover, if one or more of the provisions contained in this RSU Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

13.    Entire Agreement. This RSU Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof.

14.    Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

15.    Counterparts; Electronic Signature. This RSU Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Participant’s electronic signature of this RSU Award Agreement shall have the same validity and effect as a signature affixed by the Participant’s hand.

16.    Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

17.    Set-Off. The Participant hereby acknowledges and agrees, without limiting the rights of the Company or its Affiliates otherwise available at law or in equity, that, to the extent permitted by law, the number of Shares due to the Participant under this RSU Award Agreement may be reduced by, and set-off against, any or all amounts or other consideration payable by the Participant to the Company or its Affiliates under any other agreement or arrangement between the Participant and the Company or its Affiliates; provided that any such set-off does not result in a penalty under Section 409A of the Code.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this RSU Award Agreement as of the date set forth above.

DIGITAL MEDIA SOLUTIONS, INC.
By:

Print Name:

Title:

PARTICIPANT

Signature:

Print Name:

[Signature Page to RSU Award Agreement]

EXHIBIT 10.3
DIGITAL MEDIA SOLUTIONS, INC.
2020 OMNIBUS INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
This Non-Qualified Stock Option Award Agreement (this “Option Award Agreement”), dated as of October 28, 2020 (the “Date of Grant”), is made by and between Digital Media Solutions, Inc., a Delaware corporation (the “Company”), and [●] (the “Participant”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Digital Media Solutions, Inc. 2020 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”).
1.Grant of Non-Qualified Stock Option. The Company hereby grants to the Participant an option to purchase [●] Shares at an Exercise Price of $7.31 per share (the “Option”), subject to all of the terms and conditions of this Option Award Agreement and the Plan.
2.Vesting.
(a)The Shares subject to the Option shall become vested as follows: (i) 33.3% of the Shares subject to the Option shall vest on July 16, 2021; (ii) 33.3% of the Shares subject to the Option shall vest on July 16, 2022; and (iii) 33.4% of the Shares subject to the Option shall vest on July 16, 2023 (each a “Vesting Date”); provided that the Participant remains in continuous employment with the Company or its Affiliates through the applicable Vesting Date.
(b)Except as set forth in Sections 2(c) and 2(d) below, if the Participant’s employment is terminated for any reason, (i) this Option Award Agreement shall terminate and all rights of the Participant with respect to the Shares subject to the Option that have not vested shall immediately terminate, (ii) any such unvested Shares subject to the Option shall be forfeited without payment of any consideration, and (iii) neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such unvested Shares subject to the Option.
(c)If the Participant’s employment is terminated by the Company without Cause, provided that the Participant has not been terminated based on inadequate performance as determined by the Company in its sole discretion, and provided further that the Participant executes and delivers to the Company (and does not revoke) a general release of claims in a form satisfactory to the Company within 60 days following such termination (or such shorter period as may be specified by the Company in accordance with applicable law): (i) a pro rata amount of the Shares subject to the Option that are scheduled to vest on the next applicable Vesting Date equal to (x) the total number of Shares subject to the Option that are scheduled to vest on the next applicable Vesting Date, multiplied by (y) a fraction, the numerator of which is the number of full calendar months the Participant has been employed following July 16, 2020 (or, as applicable, any later Vesting Date immediately preceding such termination of employment), and the denominator of which is 12, shall immediately vest on the date of such termination of employment; (ii) this Option Award Agreement shall terminate and all rights of the Participant with respect to the portion of the Shares subject to the Option, if any, that have not vested as of the date of termination in accordance with this Section 2(c) shall immediately terminate; (iii) any such unvested Shares subject to the Option shall be forfeited without payment of any consideration; and (iv) neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such unvested Shares subject to the Option.
(d)If the Participant’s employment is terminated due to the Participant’s death or Disability, and provided in each case that the Participant (or the Participant’s estate, if applicable) executes and delivers to the Company (and does not revoke) a general release of claims in a form satisfactory to the Company within 60 days following such termination (or such shorter period as may be specified by the Company in accordance with applicable law): (i) the portion of the Shares subject to the Option that are scheduled to vest on the next applicable Vesting Date shall immediately vest on the date of such termination of employment; (ii) this Option Award Agreement shall terminate and all rights of the Participant with respect to the portion of the Shares subject to the Option, if any, that have not vested as of the date of termination in accordance with this Section 2(d) shall immediately terminate; (iii) any such unvested Shares subject to the Option shall be forfeited without payment of any consideration; and (iv) neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such unvested Shares subject to the Option.
(e)Notwithstanding anything set forth in this Section 2 if (i) a Change in Control occurs, (ii) the Participant’s employment is terminated by the Company without Cause on or after the effective date of the Change in Control but prior to 24 months following the Change in Control, and (iii) provided that the Participant executes and delivers to the Company (and does not revoke) a general release of claims in a form satisfactory to the Company within 60 days following such termination (or such shorter period as may be specified by the Company in accordance with applicable law), then all unvested Shares subject to the Option shall immediately vest and become exercisable in accordance with Section 3 below.
3.Timing of Exercise. To the extent the Option vested as set forth in Section 2 hereof, the Participant may exercise all or any vested portion of such Option at any time prior to the earliest to occur of:

(a)The 10th anniversary of the Date of Grant;
(b)60 days following the date of the Participant’s termination of employment by the Company without Cause, or due to the Participant’s death or Disability;
(c)30 days following the date of the Participant’s termination of employment with the Company or its Affiliates as a result of a voluntary termination by the Participant; and
(d)The close of business on the last business day immediately prior to the date of the Participant’s (i) termination of employment by the Company for Cause or (ii) breach of any restrictive covenants set forth in any agreement or other arrangement between the Participant and the Company or its Affiliates.
4.    Method of Exercise. The Participant may exercise the Option by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate exercise price of the Shares so purchased in cash or its equivalent; provided, that, notwithstanding the foregoing, the Participant shall be permitted, at his or her election, to satisfy payment of the aggregate exercise price of such Shares by means of a broker-assisted cashless exercise procedure.
5.    Voting and Other Rights. The Participant shall have no rights of a stockholder with respect to the Shares subject to the Option (including the right to vote and the right to receive distributions or dividends) unless and until Shares are issued in respect of the exercise of the Option in accordance with Section 4 hereof.
6.    Option Award Agreement Subject to Plan. This Option Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Option Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Administrator in respect of the Plan, this Option Award Agreement and the Option shall be final and conclusive.
7.    Restrictive Covenants.
(a)    Defined Terms. For purposes of this Section 7, the following terms shall have the respective meanings set forth below.
    (i)    “Competitive Business” means any business entity that provides or is preparing to provide technology and digital performance marketing solutions, including developing and providing proprietary technology solutions, proprietary media distribution or data-driven processes.
    (ii)    “Confidential Information” means any and all information relating to the business and affairs of the Company or its Affiliates, their products, processes and/or services and their customers, suppliers, creditors, shareholders, contractors, agents, employees and consultants, including, but not limited to, any and all information relating to products, research, development, inventions, manufacture, purchasing, accounting, finances, costs, profit margins, marketing, merchandising, selling, customer lists, customer requirements, pricing, pricing methods, computer programs and software, databases and data processing and any and all other such knowledge, information and materials conceived, designed, created, used or developed by or relating to the Company or its Affiliates; provided, however, that Confidential Information does not include any information that is in the public domain or come into the public domain not as a result of a breach by the Participant of any of the terms or provisions of this Option Award Agreement.
(iii)    “Restricted Period” means the twelve (12) month period following the date on which the Participant’s employment with the Company or its Affiliates terminates for any reason.

(b)    Confidentiality. During the period of the Participant’s employment with the Company or its Affiliates and at any time thereafter, the Participant agrees not to, directly or indirectly, communicate, divulge, publish or disclose to any other person, firm, or entity or use for the Participant’s own benefit or purposes or for the benefit of any other person, firm or entity, any Confidential Information, except as required by law or court order or expressly authorized in advance in writing by the Company.
(c)    Permitted Disclosures. Pursuant to 18 U.S.C. § 1833(b), the Participant understands that the Participant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret of the Company or its Affiliates that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to the Participant’s attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law, or (B) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. The
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Participant understands that if the Participant files a lawsuit for retaliation by the Company or its Affiliates for reporting a suspected violation of law, the Participant may disclose the trade secret to the Participant’s attorney and use the trade secret information in the court proceeding if the Participant (Y) files any document containing the trade secret under seal, and (Z) does not disclose the trade secret, except pursuant to court order. Nothing in this Option Award Agreement, or any other agreement with or policy of the Company or its Affiliates is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section; provided, further, that nothing in this Option Award Agreement or any other agreement with or policy of the Company or its Affiliates shall prohibit or restrict the Participant from (i) responding to a valid subpoena, court order or similar legal process; provided, that, in the event of any such a required disclosure, the Participant must promptly notify the Company in writing of the information the Participant is required to disclose and to whom the Participant is requested to disclose such information so that the Company has a reasonable opportunity to challenge the subpoena, court order or similar legal process, or (ii) making any voluntary disclosure of information or documents concerning possible violations of law to any governmental agency or legislative body, or any self-regulatory organization, in each case, without advance notice to the Company. Nothing in this Option Award Agreement or any other agreement with or policy of the Company or its Affiliates shall restrict the Participant from speaking freely with law enforcement, the Equal Employment Opportunity Commission, a state Division of Human Rights, a local commission on human rights, or an attorney retained by the Participant.
(d)    Non-Competition. During the period of the Participant’s employment with the Company or its Affiliates and the Restricted Period, the Participant shall not, directly or indirectly, manage, operate, control or participate in the management, operation or control of, or be employed by or provide services to, any Competitive Business. Notwithstanding the foregoing, the Participant shall not be prohibited from engaging in any Competitive Business if (i) such Competitive Business also engages in lines of business that are separate, distinct and divisible from the business of the Company or its Affiliates, (ii) the Participant does not provide services, Confidential Information or strategy to any division of the Competitive Business engaged or preparing to engage in lines of business or services engaged by the Company or its Affiliates (including any natural person working for, or providing services to, any such division), and (iii) the Participant does not attend meetings where the business of the Company or its Affiliates is discussed or where the Participant could, even inadvertently, disclose Confidential Information of the Company or its Affiliates; provided, further, that the Participant’s ownership of not more than 1% of any Competitive Business shall not constitute a violation of this Section 7(d).
(e)    Employee Non-Solicitation. During the period of the Participant’s employment with the Company or its Affiliates and the Restricted Period, the Participant shall not, directly or indirectly, solicit, recruit, or hire, or in any manner assist in the hiring, solicitation or recruitment of any individual who, directly or indirectly, reported to the Participant at any time during the Participant’s employment with the Company. Notwithstanding the foregoing, the Participant shall not be prohibited from placing or being involved with placing general advertisements of employment or soliciting, recruiting or hiring any employee, independent contractor or consultant whose employment or engagement with the Company or its Affiliates was terminated by the Company or its Affiliates, as applicable, or who respond to employment websites or general advertisements for employment.
(f)    Customer Non-Solicitation. During the period of the Participant’s employment with the Company or its Affiliates and the Restricted Period, the Participant shall not, directly or indirectly, encourage or solicit any customer, supplier, licensee or other business relation or prospective customer, supplier, licensee or other business relation of the Company or its Affiliates, in each case, only to the extent that the Participant had contact with such customer, supplier, licensee or other business relation in connection with the Participant’s employment with the Company or its Affiliates, to cease doing business with or reduce the amount of business conducted with the Company or its Affiliates.
(g)    Acknowledgements. The Participant acknowledges and agrees that: (i) the Company faces intense competition in all of its lines of business; (ii) the Participant’s employment with the Company has required, and will continue to require, that the Participant receive, create, and gain access to, Confidential Information which is vitally important to the Company’s success; (iii) the Company’s Confidential Information is of substantial value and highly confidential, is not known to the general public, is the subject of reasonable efforts to maintain its secrecy, including professional and trade secrets, and is being provided and disclosed to the Participant solely for use in connection with and during the Participant’s employment with the Company; (iv) the Participant has participated in and developed, and will continue to participate in and develop, relationships with the Company’s customers in the course of the Participant’s employment; (v) it is important that the Company take steps to protect its Confidential Information and business relationships, even after the Participant’s employment with the Company concludes for any reason; (vi) the disclosure of the Company’s Confidential Information or interference with the Company’s relationships could do serious damage to the business, finances or reputation of the Company; and (vii) enforcement of the covenants set forth in this Section 7 of the Option Award Agreement are reasonable and necessary to ensure the protection and continuity of the business and goodwill of the Company.
(h)    Forfeiture and Return of Award. In the event the Participant breaches any of the restrictive covenant obligations set forth in in this Section 7, the Participant shall immediately forfeit any outstanding portion of the Option, whether vested or unvested. In addition, the Participant shall (i) forfeit to the Company any Shares previously purchased in connection with the Option and not transferred by the Participant, and (ii) pay to the Company an amount equal to all payments previously received in connection with the sale or transfer of any Shares previously purchased in connection with the Option, each as applicable, in addition to any other remedy to which the Company may be entitled as a result of such breach.
(i)    Injunctive Relief. In addition to any other remedies available to the Company at law or in equity, including damages, the Participant agrees that the Company will suffer irreparable injury if the Participant were to breach, or threaten to breach, any provision of this Option Award Agreement (including, without limitation, the restrictive covenant
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obligations set forth in this Section 7) and that the Company shall by reason of such breach, or threatened breach, be entitled to injunctive relief in a court of competent jurisdiction, without the need to post any bond, and the Participant further consents and stipulates to the entry of such injunctive relief in such a court prohibiting the Participant from breaching the covenants set forth in this Section 7 of the Option Award Agreement.
8.    No Rights to Continuation of Employment. Nothing in the Plan or this Option Award Agreement shall confer upon the Participant any right to continue in the employ of the Company or its Affiliates or shall interfere with or restrict the right of the Company or its Affiliates to terminate the Participant’s employment at any time for any reason whatsoever, with or without Cause.
9.    Tax Withholding. The Company shall be entitled to require a cash payment by or on behalf of the Participant in respect of any sums required or permitted by federal, state or local tax law to be withheld with respect in respect of the Option; provided, that, notwithstanding the foregoing, the Participant shall be permitted, at his or her election, to satisfy the applicable tax obligations with respect to the Option by means of a broker-assisted cashless exercise procedure.
10.    Governing Law. This Option Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.
11.    Option Award Agreement Binding on Successors. The terms of this Option Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.
12.    No Assignment. Notwithstanding anything to the contrary in this Option Award Agreement, neither this Option Award Agreement nor any rights granted herein shall be assignable by the Participant.
13.    Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Option Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.
14.    Severability. Should any provision of this Option Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Option Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Option Award Agreement. Moreover, if one or more of the provisions contained in this Option Award Agreement (including the covenants set forth in Section 7) shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.
15.    Entire Agreement. This Option Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersede any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof, including any restrictive covenant agreements, and including any restrictive covenant obligations entered into in connection with any offer letters or employment agreements with the Company or its Affiliates, as applicable.
16.    Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.
17.    Counterparts; Electronic Signature. This Option Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Participant’s electronic signature of this Option Award Agreement shall have the same validity and effect as a signature affixed by the Participant’s hand.
18.    Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.
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19.    Set-Off. The Participant hereby acknowledges and agrees, without limiting the rights of the Company or its Affiliates otherwise available at law or in equity, that, to the extent permitted by law, any amount due to the Participant under this Option Award Agreement may be reduced by, and set-off against, any or all amounts or other consideration payable by the Participant to the Company or its Affiliates under any other agreement or arrangement between the Participant and the Company or its Affiliates; provided that any such set-off does not result in a penalty under Section 409A of the Code.
[Signature Pages Follow]
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IN WITNESS WHEREOF, the parties hereto have executed this Option Award Agreement as of the date set forth above.

DIGITAL MEDIA SOLUTIONS, INC.
By:

Print Name:

Title:

PARTICIPANT

Signature:

Print Name:

[Signature Page to Non-Qualified Stock Option Award Agreement]